                                     WARRANT

THE SECURITIES REPRESENTED BY OR UNDERLYING THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AND PURCHASED PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN AUGUST 20, 1997 COMMON STOCK AND WARRANT TO PURCHASE COMMON STOCK PURCHASE AGREEMENT BETWEEN THE ORIGINAL HOLDER HEREOF AND THE COMPANY.

No. Series 98-2                                                         15,000

                        WARRANT TO PURCHASE COMMON STOCK

         ASK JEEVES, INC. a California corporation (the "Corporation"), hereby grants to Antenna Group PR (the "Holder"), the right to purchase from the Corporation fifteen thousand (15,000) shares of the common stock of the Corporation (the "Warrant Shares"), subject to the terms and conditions set forth below. This Warrant is issued in exchange for Public Relations efforts undertaken on behalf of the Company during the month of June, 1998.

     1. TERM. This Warrant may be exercised, as set forth in Section 3, at any time through June 30, 2003 (the "Exercise Period").

     2. PURCHASE PRICE. The purchase price for each share of the Corporations' common stock purchasable hereunder shall be $0.2641 per share (subject to adjustments for stock splits, combinations and the like).

     3. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part, but not for less than Ten Thousand (10,000) Warrant Shares (or such lesser number of Warrant Shares as may at the end of the time of exercise constitute the maximum number exercisable) and in excess of 10,000 Warrant Shares in increments of 1,000 Warrant Shares. It is exercisable, subject to the satisfaction of applicable securities laws, at any time during the Exercise Period by the surrender of the Warrant to the Corporation at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full of the amount of the aggregate Exercise Price of the Warrant Shares in immediately available funds.

     4. FRACTIONAL INTEREST. The Corporation shall not be required to issue an fractional shares on the exercise of this Warrant.

     5. WARRANT CONFERS NO RIGHTS OF SHAREHOLDER. The Holder shall not have any rights as a shareholder of the Corporation with regard the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

     6. INVESTMENT REPRESENTATION. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, or any state securities laws. The Holder acknowledges by acceptance of the Warrant that as of the date of this Warrant and at

                                   1.

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the time of exercise (a) he has acquired this Warrant or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and either (b) he has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of his business or financial experience he has the capacity to protect his own interests in connection with the transaction; and (c) he is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. The Holder, by acceptance hereof consents to the placement of the following restrictive legends, or substantially similar legends, on each certificate to be issued to the Holder by the Corporation in connection with the issuance of such Warrant Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OF LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OF HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

     7. RESERVATION OF SHARES. The Corporation agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented hereby.

     8. ADJUSTMENT FOR RE-CLASSIFICATION OF CAPITAL STOCK. If the Corporation at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination, or re-classification. If shares of the Corporation's common stock are subdivided into a greater number of shares of common stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Corporation's common stock are combined into a smaller number of common stock shares, the price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

     9. PUBLIC OFFERING LOCK-UP. In connection with the first underwritten registration of the Corporation's securities, the Holder agrees, upon the request of the Corporation and the underwriters managing such underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Warrant Shares (other than those included in the registration) without the prior written consent of the Corporation and such underwriters, as the case may be, for such period of time, not to exceed one hundred eighty (180) days, from the effective date of such registration as the underwriters may specify. The Corporation and underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Corporation and such underwriter. The Corporation may also impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said one hundred eighty (180) day period.

                                      2.
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     10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the
Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

     11. ASSIGNMENT. With respect to any offer, sale or other disposition of this Warrant or any underlying securities, the Holder will give written notice to the Corporation prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in Section 6 of this Warrant. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Corporation, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Corporation. If a determination has been made pursuant to this Section 11 that the opinion of counsel for the Holder is not reasonably satisfactory to the Corporation, the Corporation shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the legends required by Section 6. The Corporation may issue stop transfer instructions to its transfer agent in connection with such restrictions. Warrants and underlying securities issued upon transfers after the expiration date of the Lock-Up Period shall be issued without the Lock-Up Legend.

     12. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

     13. AMENDMENTS. Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing not less than a majority in interest (50%+) of the shares of Common Stock issuable upon exercise of the outstanding Series 97 Warrants.

     14. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Corporation's records, or as such other address as such party may designate by ten (10) days advance written notice to the other parties.

     15. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

Dated: June 30, 1998                   ASK JEEVES, INC.


                                       By: /s/ Curtis Vredenburg
                                           -----------------------
                                           Curtis Vredenburg, CFO


                                      3.